Exhibit 99.1

Express Scripts Announces Revised 2011 Financial Guidance

ST. LOUIS, October 6, 2011 — Express Scripts, Inc. (Nasdaq: ESRX) has historically provided annual guidance with respect to anticipated future financial results. This guidance is based on a variety of assumptions, plans and expectations, and, as stated in the Company’s various filings and releases, actual results may differ significantly from those originally projected or suggested in such guidance for a variety of reasons.

In October of 2010, Express Scripts provided certain financial guidance for full-year 2011, which was reaffirmed in July of 2011. Specifically, the Company indicated that it expected to achieve adjusted earnings per share (as defined in the attached Appendix) in the range of $3.15 to $3.25. Based on a number of factors described below, the Company now expects that adjusted earnings per share will be in the range of $2.95 to $3.05 for 2011, down approximately 6% from the prior range. While changes in circumstances, such as significant improvement in the economy during the fourth quarter or other factors, could allow Express Scripts to achieve results closer to its original guidance range, the Company does not believe such results are likely at this time. The revised range would result in adjusted earnings per share growth of between 18% and 22% over 2010.

“In spite of near-term headwinds and a challenging macroeconomic environment, we remain confident we are well-positioned for continued growth,” said George Paz, CEO and chairman of Express Scripts. “We have historically managed expenses rigorously while investing toward the future, focusing on innovation, service and optimal clinical outcomes. We will continue to do so, even when faced with challenges on other fronts.”

The Company’s original guidance was based on a variety of assumptions, including key estimates around projected growth in total adjusted claims (as defined in the attached Appendix). Claims growth occurs primarily as a result of three factors:

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Utilization growth, which accounts for increases in claims on a per member basis. Historically utilization has generally increased in the range of 3% to 5% per year. However, it can be impacted by, among other factors, overall economic conditions as individuals elect whether to fill or renew their prescriptions, and by an overall aging population.

•	Organic growth, which is based upon the number of members covered by plan sponsor clients. This number is also impacted by economic conditions as employers reduce or expand their workforce.

•	Growth in net new clients, which reflects net results with respect to new client wins, client renewals and terminations.

As part of Express Scripts’ original adjusted earnings per share guidance for fiscal year 2011, the Company indicated that total adjusted claims were expected to be in the range of 750 to 780 million. In determining this estimate, the Company assumed that aggregate growth in claims with respect to fiscal year 2011 as compared to fiscal year 2010, resulting from utilization increases and organic growth, would be approximately 3.5%, offset by various factors, with only nominal growth during the first and second quarters, increased growth beginning in the third quarter, and higher growth in the fourth quarter. These assumptions were based in significant part on the Company’s belief that improving economic conditions would lead to improvements in utilization and organic growth by the end of 2011. At mid-year, while it was becoming more apparent that economic conditions might not be improving as anticipated, Express Scripts still believed that some level of improvement in the economy, together with new client starts in the second half of the year, would mitigate the impact of lower than expected utilization and organic growth. Based on this and other key factors the Company was able to reiterate its 2011 EPS guidance in July 2011.

Express Scripts indicated that as it advanced further into the second half of the year, it has seen greater shortfalls in claims versus expectations. As such, the Company now believes that it is more likely than not that the continuing stagnant economic conditions will negatively impact claims volumes to a greater extent than it had anticipated. As such, Express Scripts now believes that total adjusted claims for 2011 will likely be below the range of 750 to 780 million previously expected for fiscal year 2011, primarily due to the shortfall in combined utilization and organic growth described herein, partially offset by strong claims growth in Canadian operations. The Company continues to believe that claims from net new clients will be consistent with its original assumptions for the year, and that client retention will be generally consistent with historical averages.

A second element of Express Scripts’ guidance is estimates around profitability per claim. During the second half of 2011, the Company is incurring certain additional expenses – to drive future growth of the business and address acute client needs – which are impacting profitability and which were not included in its original guidance. Specifically, the Company has accelerated spending on certain projects to complete them this year, in order to create additional capacity to successfully complete integration activities for the proposed merger with Medco Health Solutions, Inc. next year. The Company is investing to support clients and members as they transfer away from Walgreens’ pharmacies. The Company has also increased spending to comply with new regulatory guidance. In addition to increased spending, there is heightened competition in the marketplace resulting in increased client demands and expectations.

The overall impact of the foregoing on profitability is partially offset by savings in cost of revenues and SG&A.

Express Scripts originally estimated that adjusted EBITDA per claim (as defined in the attached Appendix) for 2011 would be in the range of $3.70 to $3.90. However, primarily as a result of the foregoing, the Company now believes that adjusted EBITDA per claim will instead likely be between $3.55 and $3.70, which represents an increase of between 11% and 16% over fiscal year 2010 reported numbers.

Express Scripts continues to expect that cash flow from operations will be between $2.2 billion and $2.4 billion for fiscal year 2011, excluding any transaction related fees and expenses due to the pending Medco merger.

In addition, due to the pending transaction with Medco, at the conclusion of the Company’s previously-announced accelerated share repurchase program, the Company does not anticipate that it will engage in any further share repurchase activity until after the closing of the transaction.

About Express Scripts

Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through Consumerology®, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at http://www.express-scripts.com/ and http://www.consumerology.com/.

Investor Contacts:

Jeff Hall, Chief Financial Officer

David Myers, Vice President, Investor Relations

(314) 810-3115

investor.relations@express-scripts.com

Media Contact:

Brian Henry

(314) 684-6438

bhenry@express-scripts.com

SAFE HARBOR STATEMENT

This material may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:

STANDARD OPERATING FACTORS

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Our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients;

•	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

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Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

•	Changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices;

•	Changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D;

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A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;

•	Our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses;

•	The termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace;

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The termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

•	Changes in industry pricing benchmarks;

•

Results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

•	Our failure to execute on, or other issues arising under, certain key client contracts;

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The impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness; our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;

TRANSACTION-RELATED FACTORS

•	Uncertainty as to whether Express Scripts, Inc. (Express Scripts) will be able to consummate the mergers with Medco Health Solutions, Inc. (Medco) on the terms set forth in the merger agreement;

•	The ability to obtain governmental approvals of the mergers;

•	Uncertainty as to the market value of Express Scripts merger consideration to be paid and the stock component of the Medco merger consideration;

•

Failure to realize the anticipated benefits of the mergers, including as a result of a delay in completing the mergers or a delay or difficulty in integrating the businesses of Express Scripts and Medco;

•	Uncertainty as to the long-term value of Express Scripts Holding Company (currently known as Aristotle Holding, Inc.) common shares;

•	Limitation on the ability of Express Scripts and Express Scripts Holding Company to incur new debt in connection with the transaction;

•	The expected amount and timing of cost savings and operating synergies; and

•	Failure to receive the approval of the stockholders of either Express Scripts or Medco for the mergers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Express Scripts’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Medco’s most recent reports on Form 10-K and Form 10-Q and other documents of Express Scripts, Express Scripts Holding Company and Medco on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not a solicitation of a proxy from any stockholder of Express Scripts, Medco or Express Scripts Holding Company. In connection with the Agreement and Plan of Merger among Medco, Express Scripts, Express Scripts Holding Company, Plato Merger Sub Inc. and Aristotle Merger Sub, Inc. (the “Merger”), Medco, Express Scripts and Express Scripts Holding Company, intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Express Scripts Holding Company that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDCO, EXPRESS SCRIPTS, EXPRESS SCRIPTS HOLDING COMPANY AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Express Scripts, Express Scripts Holding Company or Medco with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to:

Mackenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Express Scripts, Express Scripts Holding Company and Medco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Express Scripts and Medco in connection with the Merger. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ definitive proxy statement, dated March 21, 2011, for its 2011 annual general meeting of stockholders. Information about Medco’s directors and executive officers is available in Medco’s definitive proxy statement, dated April 8, 2011, for its 2011 annual general meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that Express Scripts Holding Company will file with the SEC when it becomes available.

Appendix

“Adjusted earnings per share” means earnings per share excluding:

•	Amortization of legacy intangible assets ($0.04 per diluted share)[1]

•	Amortization of NextRx-related intangible assets ($0.15 per diluted share)[2]

•	Non-recurring expenses related to the Medco transaction (to be determined)

•	Other non-recurring items (to be determined)

“Adjusted claims” reflect home delivery claims multiplied by three, as home delivery claims typically cover a time period three times longer than retail claims.

“EBITDA” is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with U.S. GAAP. In addition, this definition and calculation of EBITDA may not be comparable to that used by other companies.

“Adjusted EBITDA per claim” is adjusted EBITDA per adjusted claim.

[1]

This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of approximately $34.2 million will be included in selling, general and administrative expense in 2011.

[2]

This adjustment represents the per share effect of the NextRx-related intangible amortization. Intangible amortization of approximately $114.0 million will be included as a reduction to revenue in 2011. Intangible amortization of $6.5 million will be included in selling, general and administrative expense in 2011.